SCI 4-6 Rond Point des Champs Elysées/INTER PARFUMS SA

Locaux 4 ème étage droite

VISE POUR TIMBRE ET ENREGISTRÉ A LA RECETTE

DE EUROPE (ILLISIBLE) LE

SERVICE DE L'ENREGISTREMENT

REÇU (ILLISIBLE)

RENOUVELLEMENT DE BAIL COMMERCIAL

Soumis aux Articles L 145.1 à L 145.60 du Nouveau Code de Commerce

et au décret du 30 Septembre 1953

ENTRE LES SOUSSIGNES

- La Société Civile Immobilière du 4/6 Rond-Point des Champs Elysées,

Représentée par : DAUCHEZ , Administrateurs de Biens, Société Anonyme ayant son siège social 132 boulevard Haussmann 75008 PARIS.

Titulaire de la carte professionnelle n o G 989, garantie par la Société Anonyme d'Assurance SOCAMAB ASSURANCES, 18 rue Beaurepaire PARIS 10 ème , ladite société représentée par

Madame Mabé LE CHATELIER,

ci-après dénommée << le Bailleur >>,

d'une part,

ET

- La Société INTER PARFUMS S.A, au capital de 12 816 594,00 euros, immatriculée au Registre du Commerce et des Sociétés de PARIS sous le n o B 350 219 382 dont le siège social est situé 4/6, Rond-Point des Champs Elysées 75008 PARIS, et représentée aux fins des présentes par Monsieur Philippe SANTI , en qualité de Directeur Administratif et Financier, dûment habilité aux fins des présentes,

ci-après dénommée << le Preneur >>

d'autre part,

PREALABLEMENT AUDIT ACTE, IL EST EXPOSE CE QUI SUIT :

Suivant acte s.s.p. en date à Paris du 30 septembre 1993, enregistré à Paris 8 ème ROULE ARTOIS, le 5 octobre 1993, Bordereau 1081, Folio 1/12, la SOCIETE CIVILE IMMOBILIERE. DU 4/6 ROND POINT DES CHAMPS ELYSEES propriétaire, a consenti un bail à la SOCIETE INTER PARFUMS S.A. pour une durée de TROIS, SIX ou NEUF années à compter du 1er octobre 1993 moyennant un loyer annuel en principal de 121 959, 23 EUROS HT (800 000 Francs HT).

Suivant avenant s.s p. en date à Paris du 3 décembre 1993, enregistré à Paris 8 ème Roule Artois, le 28 décembre 1993, bordereau 1230, Folio 7/1, la SOCIETE CIVILE IMMOBILIERE DU 4/6 ROND POINT DES CHAMPS ELYSEES a consenti à la Société INTER PARFUMS S.A. l'autorisation de domicilier toute société mère existante ou venir à l'immeuble 4/6 Rond Point des Champs Elysées 75008 Paris.

Suivant acte s.s.p par anticipation en date à Paris du 7 août 1996, enregistré à Paris 8 ème ROULE ARTOIS, le 5 septembre 1996, Bordereau 432/2, Folio 83, la SOCIETE CIVILE IMMOBILIERE DU 4/6 ROND POINT DES CHAMPS ELYSEES a consenti par anticipation à la Société INTER PARFUMS S.A. un renouvellement de bail pour une durée de TROIS, SIX ou NEUF années à compter du 1er juillet 1996 moyennant un loyer annuel en principal de 108 528, 45 EUROS HT (711 900 Francs HT).

Suivant acte d'huissier en date du 1er septembre 2004, la SOCIETE CIVILE IMMOBILIERE DU 4/6 ROND POINT DES CHAMPS ELYSEES a fait délivrer à la Société INTER PARFUMS S.A. un congé avec offre de renouvellement à compter du 1er Juillet 2005, pour un loyer annuel en principal proposé à 169.825,00 Euros.

CECI EXPOSE, IL A ETE CONVENU CE QUI SUIT :

Le bailleur, donne à loyer au preneur, qui accepte, les lieux ci-après désignés dépendant d'un immeuble sis au 4-6 Rond Point des Champs Elysées - PARIS 8 ème .

DESIGNATION

Dans un immeuble sis 4-6 Rond Point des Champs Elysées-75008 PARIS

Les locaux situés au quatrième étage droite, d'une surface d'environ 346,50 m 2 , correspondant au lot n o 10 sis à l'angle du Rond-Point des Champs-Elysées et de l'Avenue Franklin Roosevelt et comprenant :

Entrée, réception, quatorze bureaux, deux salles de réunion, une réserve, une cuisine, un bloc sanitaires, rangements, dégagements, tels qu'ils figurent au plan annexé au présent acte.

Ainsi au surplus que les lieux s'étendent, se poursuivent et comportent, avec toutes leurs dépendances, sans aucune exception ni réserve et sans qu'il soit besoin d'en faire ici une plus ample désignation, le preneur déclarant les bien connaître pour les occuper déjà,

Il est précisé que toute erreur dans la désignation ci-dessus ne peut justifier ni réduction ni augmentation du loyer, les parties se référant à la consistance des locaux tels qu'ils se comportent.

DUREE

Le présent bail, qui commencera à courir le 1er Juillet 2005 est consenti pour une durée de trois, six ou neuf ans, qui expireront les 30 Juin 2008, 30 Juin 2011 ou 30 Juin 2014, au choix du preneur seul à charge par lui s'il désire donner congé pour l'expiration de la première ou de la deuxième période triennale de respecter un préavis de six mois.

Tout congé devra être signifié par acte extrajudiciaire.

PRIX

La présente location est consentie et acceptée moyennant un loyer annuel en principal de CENT SOIXANTE HUIT MILLE CINQUANTE DEUX EUROS ET CINQUANTE CENTIMES (168.052,50 euros) , ainsi que la T.V.A., applicable, que le preneur s'oblige à payer au bailleur ou à son mandataire, au domicile de celui-ci, par quart, aux quatre termes ordinaires de l'année, le premier jour de chaque trimestre, de trois mois en trois mois, jusqu'à l'expiration de la location, à terme d'avance.

Ledit loyer sera automatiquement indexé le premier juillet de chaque année en fonction de la variation de l'indice du coût de la construction d'un immeuble tel qu'il sera publié par l'Institut National des Statistiques et des Études Économiques (INSEE) pour le 4 ème trimestre de chaque année.

La première indexation interviendra pour la première fois le 1er Juillet 2006 sur la base de la variation entre l'indice du 4éme trimestre 2004 qui est de 1269 , et celui qu'il publiera pour le 4 ème trimestre 2005, et dans le futur sur la base des indices du 4 ème trimestre de chaque année.

En sus du loyer ci-dessus fixé, le preneur remboursera au bailleur, en même temps que chaque terme de loyer, les différentes prestations et fournitures que les propriétaires peuvent récupérer sur les locataires, en particulier sa part :

•
des dépenses municipales (balayage, enlèvement des ordures ménagères) des dépenses d'entretien, des appointements des gardiens, huissier, agents d'accueil, employés d'immeuble, et charges accessoires ;

•	des dépenses d'eau froide ;
•	SCI 4-6 Rond Point des Champs Elysées/ INTER PARFUMS SA 4
•	des dépenses de fonctionnement ;
•	des dépenses concernant l'ascenseur qui dessert les étages ;
•	des dépenses de climatisation ;
•
de la taxe annuelle sur les bureaux et les commerces en Ile de France concernant les lieux loués, si elle est due, au premier janvier de chaque année. Il est expressément convenu que cette taxe sur les bureaux est due par le preneur à partir de l'année 2004,

•	De la taxe foncière et de la taxe d'enlèvement des ordures ménagères. Il est expressément convenu que ces taxes sont dues par le preneur à partir de l'année 2004 (prorata temporis).
•	de la taxe d'enlèvement des déchets industriels et commerciaux, si elle est due.

Il sera demandé pour le remboursement de ces charges une provision trimestrielle de DEUX MILLE TROIS CENT QUATRE VINGT QUATRE EUROS (2.384,00 euros) , le compte définitif étant établi en fin d'exercice.

Toutefois, la taxe annuelle sur les Bureaux et commerces en Ile de France, la taxe foncière, la taxe d'enlèvement des ordures ménagères et éventuellement celle d'enlèvement des déchets industriels et commerciaux, ne sont pas incluses dans les provisions sur charges ordinaires et sont appelées une fois par an.

Les modalités de répartition des charges pourront être modifiées par voie contractuelle, judiciaire, ou légale.

Tout retard dans le règlement des sommes dues, tant au titre du loyer qu'au titre des charges et accessoires, donnera lieu à des relances dont les frais incomberont au preneur, à savoir : pour la première relance : 10 euros, pour la deuxième relance : 20 euros, suivant les tarifs en vigueur au jour de la signature des présentes.

La somme de 2,00 euros sera demandée chaque mois pour frais d'établissement d'avis d'échéance, suivant les tarifs en vigueur au jour de la signature des présentes.

DEPOT DE GARANTIE

Le preneur versera en outre à la signature des présentes, à titre de complément de dépôt de garantie, la somme de NEUF MILLE QUATRE CENT QUATRE VINGT QUINZE EUROS ET QUARANTE CINQ CENTIMES (9.495,45 Euros) , qui, avec celle déjà versée de TRENTE DEUX MILLE CINQ CENT QUINZE EUROS ET SOIXANTE SEPT CENTIMES (32.515,67 Euros) , formera un dépôt de garantie total de QUARANTE DEUX MILLE TREIZE EUROS ET DOUZE CENTIMES (42.013,12 euros) représentant trois mois de loyers H.T.

A chaque indexation ou révision de loyer, ce dépôt de garantie sera réajusté de telle sorte qu'il corresponde toujours à trois mois de loyers H.T.

Ladite somme sera remboursée au preneur après déménagement et remise des clés, déduction faite des loyers et réparations locatives ou toutes autres sommes pouvant être dues par le preneur au bailleur, ou dont celui-ci pourrait être rendu responsable pour le preneur. Cette somme ne sera en aucun cas productive d'intérêts au profit du preneur.

CLAUSE RESOLUTOIRE

Il est expressément convenu que :

1) A défaut de paiement d'un seul terme de loyer en principal, charges, taxes et prestations, à son échéance convenue, comme au cas d'infraction ou d'inexécution d'une des conditions générales ou particulières prévues au bail, un mois après un simple commandement demeuré infructueux, malgré toutes offres ultérieures de payer ou d'exécuter, la présente location sera résiliée de plein droit, si bon semble au bailleur, sans qu'il soit besoin d'aucune formalité judiciaire autre qu'une simple ordonnance de référé rendue par M. le Président du Tribunal de Grande Instance prononçant l'expulsion, ladite ordonnance ayant pour objet, non de prononcer la résiliation qui a lieu de plein droit si bon semble au bailleur, mais d'en assurer l'exécution.

2) Au cas de résiliation prévue au paragraphe premier de la présente clause résolutoire, les sommes versées au bailleur à titre de dépôt de garantie lui seront acquises à titre d'indemnité, sans préjudice de tous dépens et de tous dommages et intérêts.

3) En cas de non-paiement de toute somme due à son échéance ou d'inexécution d'une des conditions générales ou particulières prévues au bail et dès le premier acte d'huissier, le preneur devra de plein droit payer en sus, outre les frais de recouvrement y compris la totalité du droit proportionnel dû à l'huissier de justice, une pénalité égale à 10% (dix pour cent) du montant de la somme due pour couvrir le bailleur tant des dommages pouvant résulter du retard dans le paiement que des frais, diligences et honoraires exposés pour le recouvrement de cette somme. Cette pénalité s'ajoute à l'intérêt légal dû à compter du commandement.

CONDITIONS GENERALES

Le présent bail est consenti et accepté sous les charges ordinaires de droit, suivant l'usage des lieux, et en outre aux conditions suivantes que le preneur s'oblige à exécuter ou supporter à peine de résiliation, sans pouvoir prétendre à aucune indemnité ni diminution de loyer, ni sans aucun recours contre le bailleur ni contre son assureur.

1 o Prise de possession : De prendre les lieux loués dans l'état où ils se trouvent actuellement sans pouvoir exiger du bailleur aucune mise en état ni aucune réparation quelconque, le gros oeuvre des murs et planchers étant seul à la charge du bailleur.

2 o Fermeture - Couverture : De ne pouvoir réclamer d'autres fermetures ni serrures que celles existant actuellement, le preneur déclarant renoncer à tous recours contre le bailleur ou contre son assureur, au cas de vol ou d'effraction dans les lieux loués.

De supporter la dépose définitive de persiennes ou volets, au gré du bailleur, sans indemnité.

De ne pouvoir placer sous les châssis, vitres, verrières ou plafonds en béton translucide s'il en existe, des objets, machines, etc. pouvant être endommagés par des fuites d'eau, le bailleur déclinant toute responsabilité au cas de dégâts pouvant en résulter à raison de la nature même de ce mode de couverture dont l'étanchéité n'est pas garantie.

3 o État des lieux et entretien : D'entretenir les lieux loués, pendant toute la durée du bail, en bon état de réparations locatives, et de faire, en conséquence, exécuter à ses frais toutes réparations d'électricité, de robinetterie, serrurerie, fumisterie, plomberie, chauffage central, menuiserie, peinture, fenêtres et volets, etc., en un mot tous travaux qu'il serait nécessaire de faire effectuer dans les lieux, même le remplacement total ou partiel.

Seul le gros oeuvre des murs et planchers (au sens de l'article 606 du Code Civil) restera à la charge du bailleur.

De rendre à la fin de la location les lieux loués dans le même état que celui dans lequel l'état des lieux dressé lors de la prise de possession montrera qu'ils se trouvaient au début de la location.

A l'expiration de la location, il sera dressé un autre état des lieux indiquant les réparations locatives pouvant être dues par le preneur. Ledit preneur devra en régler le montant.

4 o Travaux par le preneur - Embellissements - Améliorations : De ne pouvoir, sans le consentement exprès et par écrit du bailleur, rien changer dans la distribution des lieux loués, notamment en ce qui concerne l'affectation donnée aux différentes parties des lieux loués.

De ne pouvoir faire aucun changement, installation, démolition, percement de murs, cloisons, planchers, ni scellement sans le consentement exprès et par écrit du bailleur.

De ne pouvoir faire exécuter ces travaux, s'ils étaient autorisés par le bailleur, qu'après l'approbation et sous la direction de l'architecte du bailleur, dont le preneur paierait les honoraires.

De laisser à la fin de la location si bon semble au bailleur, sans indemnité, les changements et travaux ainsi exécutés.

De laisser également tous décors, embellissements, armoires fixées aux murs, conduites de gaz, d'eau et d'électricité, que le preneur pourrait faire installer et, en général, toutes installations et tous embellissements devenant immeubles par destination, à moins que le bailleur ne préfère que les lieux soient rétablis, aux frais du preneur et sans indemnité, dans leur état primitif.

De ne pouvoir surcharger les planchers des lieux loués, sans en avoir au préalable complété la solidité au moyen de mesures que préconiserait l'architecte du bailleur, sous les ordres duquel les travaux devraient d'ailleurs être exécutés, aux frais du preneur.

De supporter les frais d'une modification éventuelle des lieux loués qui pourrait être exigée par une quelconque administration, même si cette exigence était imprévisible et constitutive, par suite d'un fait de force majeure.

5 o Travaux dans l'immeuble - Visite des Lieux - Canalisations : De souffrir, sans aucune indemnité, ni diminution de loyer, les travaux que le bailleur jugerait nécessaire de faire exécuter dans les lieux loués, ou dans l'immeuble dont ils dépendent, leur durée excéderait-elle quarante jours.

Le bailleur se réserve la faculté, au besoin par dérogation à l'Article 1723 du Code civil, d'apporter toutes les modifications qu'il jugera à propos, tant à l'aspect extérieur qu'à l'intérieur de l'immeuble dont dépendent les locaux loués, à l'exclusion des lieux présentement loués.

De laisser passer par les lieux loués, si besoin était, pour procéder au nettoyage des cours, courettes, visites des contrepoids d'ascenseur ou autres travaux nécessaires à la bonne tenue de l'immeuble ou au fonctionnement de tous appareils.

De supporter, sans aucune indemnité, ni diminution de loyer, tous les travaux que le bailleur estimerait devoir subir ou serait forcé de subir, ainsi que toutes constructions ou démolitions voisines, tous bouchements de cours, courettes ou jours de souffrance.

De laisser traverser ses caves par toutes canalisations nécessaires.

De déposer à ses frais et sans délai tous coffrages et décoration ainsi que toutes installations qu'il aurait faites et dont l'enlèvement serait utile pour la recherche et la réparation des fuites de toute nature, de fissures dans les conduits de fumée et de ventilation, notamment après incendie ou infiltrations, et en général pour l'exécution de travaux.

Au cas où des travaux s'avéreraient nécessaires sur toutes canalisations, le bailleur se réserve la possibilité de remplacer les canalisations encastrées par des canalisations apparentes.

En cas de travaux, constructions, vente de l'immeuble par parties ou en totalité, le bailleur pourra modifier la répartition des caves et procéder à un échange de locaux.

De laisser le bailleur, son architecte et leurs représentants pénétrer dans les lieux loués chaque fois qu'ils le jugeront utile; ces derniers veillant à prévenir le preneur 24 heures à l'avance (sauf urgence).

6 o Expropriation : De ne pouvoir exiger du bailleur aucune indemnité ni diminution de loyer si, pendant la durée du présent bail, l'immeuble dont dépendent les lieux présentement loués venait être démoli en totalité ou en partie par suite de retranchement, reculement ou expropriation pour cause d'utilité publique, sauf bien entendu le recours du locataire contre les parties expropriantes.

7 o Garnissement : De tenir les lieux loués constamment garnis de meubles, marchandise, objets mobiliers en quantité et de valeur suffisante pour répondre du paiement des loyers et de l'exécution des charges et conditions du bail.

De maintenir dans les lieux loués une activité commerciale constante, sans pouvoir sous aucun prétexte, sauf la fermeture normale pour congés payés cesser, même momentanément, de les employer à la destination ci-dessous indiquée.

Tout déménagement partiel anticipé est interdit au preneur qui, dans tous les cas, ne pourra quitter les lieux loués qu'après l'entière exécution des obligations prévues au présent acte.

8 o Assurances : Perte de la chose louée, recours et assurances

8 - 1 - biens propriété du preneur

Le preneur assurera et maintiendra assurés pendant toute la durée du bail contre les risques d'incendie, d'explosion, dégâts des eaux, destruction, les meubles, objets mobiliers, matériels et de manière générale tout ce qui est sa propriété à l'intérieur des locaux, y inclus les agencements, renonçant à tout recours à l'encontre du bailleur dans l'hypothèse où les meubles, objets mobiliers, matériels, agencements ou autres seraient endommagés partiellement ou totalement.

Le preneur s'engage à imposer à son assureur la même renonciation à recours à l'encontre de son bailleur.

8 - 2 - vis-à-vis des tiers

Le preneur devra également s'assurer contre le recours de tous tiers, renonçant également à tout recours contre le bailleur si par le fait d'un tiers les biens qui sont sa propriété sont partiellement ou totalement endommagés ou encore s'il doit interrompre momentanément ou totalement son activité.

Le preneur s'engage à imposer cette même renonciation à recours à son assureur.

8 - 3 - biens propriété bailleur

Le bailleur assurera l'immeuble et tous les éléments d'équipement ou autres devenus immeuble par destination contre les risques d'incendie, d'explosion, dégât des eaux, destruction partielle ou totale pour quelque cause que ce soit et ce, en valeur reconstruction à neuf.

Le bailleur, dans l'hypothèse d'un sinistre, renonce à tous recours à l'égard du preneur, il s'engage à imposer à son assureur la même renonciation à l'encontre du preneur.

Le preneur remboursera au bailleur toute surprime née des activités exercées, s'obligeant en outre à communiquer tous les éléments permettant de connaître les biens devenus immeuble par destination, sauf à engager sa responsabilité vis-à-vis du bailleur et dans l'hypothèse d'un sinistre à réparer le préjudice subi par le bailleur en cas d'insuffisance de garantie.

Dès lors que les primes seraient établies pour une garantie concernant la totalité de l'immeuble, à l'exception de la surprime née des activités exercées dont la totalité demeure en toute hypothèse à la charge du preneur, la quote-part due par le preneur serait celle rappelée à l'article 4.1.9, savoir :

8 - 4 - renonciations réciproques

Les parties s'obligent compte tenu des renonciations ci-dessus rappelées, à se notifier dans le délai de deux mois et à compter de la prise d'effet des présentes leurs polices d'assurances, lesquelles établies en fonction de leurs obligations respectives devront :

pour le preneur, stipuler que lui-même et ses assureurs renoncent, en cas de sinistre couvert par les garanties prévues aux articles 8-1 et 8-2, à tout recours contre le bailleur et ses assureurs.

pour le bailleur, stipuler que lui-même et ses assureurs, pour les garanties prévues à l'article 8-3 renoncent à tout recours contre le preneur et ses assureurs.

Ces renonciations à recours seront réciproques de telle sorte que sous réserve de la renonciation à recours de la part du preneur et de ses assureurs, le bailleur et ses assureurs renoncent pour les mêmes sinistres, à tout recours qu'ils seraient fondés à exercer contre le preneur et ses assureurs et que sous réserve de la renonciation à recours de la part du bailleur et de ses assureurs, le preneur et ses assureurs renoncent pour les mêmes sinistres à tout recours qu'ils seraient fondés à exercer contre le bailleur et ses assureurs,

9 o Contributions - Salubrité : De satisfaire à toutes les charges de ville et de police dont les locataires sont ordinairement tenus.

De se conformer à toutes les prescriptions de l'autorité compétente pour cause d'hygiène et de salubrité publique.

D'acquitter exactement toutes contributions et taxes pouvant lui incomber personnellement. De justifier, avant son déménagement, au bailleur ou à son mandataire du règlement de ses contributions par le reçu du Percepteur.

De supporter, pendant la durée de la location, sa part de tous impôts et taxes d'État, de département ou de ville, sous quelque forme qu'ils soient créés, perçus ou non sur le propriétaire.

10 o Règlement intérieur : De ne pouvoir rendre le bailleur responsable des interruptions qui pourraient se produire dans les services d'eau, gaz, électricité ou tout autre service public, ou des restrictions qui pourraient, éventuellement, être imposées par les pouvoirs publics aux divers services de l'immeuble.

D'entretenir normalement les canalisations intérieures d'alimentation ou d'écoulement d'eau, ainsi que toutes canalisations de gaz et d'électricité, le bailleur ne devant jamais être inquiété à ce sujet et le preneur n'utilisant ces canalisations qu'à ses risques et périls.

Le preneur devra en prenant possession des lieux, faire exécuter les travaux éventuellement nécessaires pour mettre l'installation électrique propre aux lieux loués, en conformité aux règlements en vigueur.

De faire ramoner à ses frais, par un fumiste qualifié, autant que besoin sera, les cheminées et conduits de fumée dépendant des lieux loués.

Le bailleur ne garantit pas leur état et le preneur ne pourra les utiliser qu'à ses risques et périls. Il ne pourra jamais demander leur remise en état. Il ne pourra y brancher aucun poêle ou radiateur.

De ne rien déposer, ni laisser déposer, dans le vestibule de l'entrée de l'immeuble, les couloirs, escaliers, et d'une façon plus générale, toutes parties communes de l'immeuble qui sont formellement exclues de la présente location.

De ne pouvoir placer ni des fleurs, ni des objets quelconques aux fenêtres aussi bien sur rue que sur cour.

De respecter les conditions imposées par tout organisme créé entre propriétaires ou occupants de l'immeuble, éventuellement avec la participation des propriétaires ou occupants des immeubles voisins.

D'observer rigoureusement les usages établis à Paris en matière de voisinage. D'éviter à ce sujet tous bruits, odeurs ou autres causes de gêne pour les autres occupants de l'immeuble ou des immeubles voisins.

De veiller à ce que les équipements de ventilation tels que hottes aspirantes, extracteurs, conduits, etc. répondent aux normes requis pour l'activité autorisée par le présent bail, et que ces équipements soient maintenus en parfait état de fonctionnement ; de telle sorte que le bailleur ne soit en aucun cas inquiété par des gênes occasionnés au voisinage, sous forme de fumées, odeurs, trépidations de machinerie, ou autres bruits.

De veiller à ce que son personnel ne stationne pas dans les parties communes de l'immeuble, de lui interdire tous cris ou bruits quelconques, notamment au moment des entrées et sorties, de telle sorte que la tranquillité de l'immeuble ne soit pas troublée par leur présence.

De ne pouvoir avoir aucun animal malpropre ou bruyant.

De se substituer au bailleur sur toutes réclamations qui pourraient être élevées par un voisin, le bailleur ne devant jamais être inquiété à ce sujet.

De ne faire en aucun cas de vente publique dans les lieux loués, même après faillite ou liquidation judiciaire.

Lorsque le preneur aura reçu ou donné congé, et dans les six derniers mois de la location, le bailleur pourra faire mettre un écriteau sans gêne pour le preneur, à l'emplacement de son choix, indiquant que les lieux sont à louer. Le preneur devra laisser visiter tous les jours ouvrables de 10 heures à midi et de 14 heures à 17 heures, en prévenant à l'avance. Il en sera également ainsi en cas de mise en vente des lieux loués.

11 o Chauffage : Il existe dans les lieux loués une installation de chauffage privative.

Le preneur devra supporter directement, sans que le bailleur n'ait jamais à intervenir de quelque manière que ce soit, la charge entière de l'installation de chauffage, de son remplacement total ou partiel, de manière à laisser, à son départ, lesdites installations en bon état de fonctionnement.

11 o bis : Climatisation :

Dans le cas où une installation de climatisation privative serait mise en place dans ses locaux, le preneur devra supporter directement, sans que le bailleur n'ait jamais à intervenir de quelque manière que ce soit, la charge entière de cette installation de climatisation dans ces locaux, de son remplacement total ou partiel, de manière à laisser, à son départ, lesdites installations en bon état de fonctionnement

12 o Ascenseurs : De ne pouvoir utiliser l'ascenseur qu'à ses risques et périls, et en se conformant aux prescriptions édictées à cet effet par l'entreprise chargée de l'entretien.

De respecter la charge utile de cet appareil.

De respecter la possibilité d'usage de l'appareil par les autres occupants de l'immeuble.

L'usage en est réservé aux locataires : il est interdit pour le transport de tous matériaux ou objets et ne doit pas être utilisé par les livreurs ou coursiers .

Le bailleur décline toute responsabilité pour les accidents qui pourraient survenir du fait de l'ascenseur et quelles qu'en soient les causes.

13 o Destination des lieux : De ne pouvoir exercer dans les lieux loués que l'activité D'IMPORTATION et EXPORTATION DE PARFUMS, COSMETIQUES, ARTICLES DE MODE ET ACCESSOIRES.

Etant entendu que le commerce de la société INTER PARFUMS SA ne devra jamais être limité au commerce exclusif des articles <<ARTICLES DE MODE ET ACCESSOIRES >> ci-dessus énumérés à titre d'accessoires.

Les lieux objets des présentes sont loués à usage exclusif de bureaux .

Les lieux loués ne pourront servir à aucun autre usage, étant entendu que le bailleur se réserve le droit de louer tous autres locaux de l'immeuble pour tous commerces ou professions semblables ou similaires à celui du preneur.

14 o Crédit-Bail : Dans le cas où le preneur aurait recours à un crédit-bail sur son fonds de commerce ou sur un des éléments de celui-ci, il a l'obligation d'en prévenir le bailleur par lettre recommandée avec accusé de réception dans le mois qui précède la signature du contrat de crédit-bail. De même, il aura l'obligation de le prévenir de la date d'expiration du contrat de crédit-bail.

En cas de cession du fonds de commerce, le crédit-preneur aura la même obligation vis-à-vis du crédit bailleur afin que le bailleur ne soit jamais inquiété par l'établissement crédit-bailleur auprès duquel le contrat de crédit-bail aura été souscrit.

Au moment de la cession du fonds de commerce, le crédit-bailleur doit informer le propriétaire que toutes les formalités et obligations prévues au contrat de crédit-bail ont été remplies par le crédit-preneur cessionnaire.

Au cas de demande de renouvellement du présent bail par le crédit-bailleur désirant installer un nouvel exploitant, ce dernier devra exercer une activité identique à celle de l'ancien crédit-preneur. Le crédit-bailleur devra en ce cas adresser au bailleur, en même temps que la demande de renouvellement, toutes informations concernant le nouvel exploitant (K-bis, statuts, références bancaires) et son activité pour être soumis à son agrément exprès et par écrit.

15 o Cession - Apport - Sous-location : De ne pouvoir céder son droit au présent bail si ce n'est à l'acquéreur de son fonds de commerce, pourvu que ce soit en totalité, et à charge de rester garant et répondant solidaire envers le bailleur de tous cessionnaires successifs ; tant pour raison du paiement des loyers que pour l'exécution des conditions générales du présent bail.

L'acte contenant la cession devra être fait sous la forme authentique ; le bailleur devra y être appelé et une grosse dudit acte devra lui être remise gratuitement dans le mois de la signature ; au dit acte de cession les cessionnaires s'obligeront naturellement envers le bailleur au paiement du loyer et à l'exécution des charges et conditions du présent bail.

Aucun apport ou cession ne pourra être fait s'il est dû des loyers et charges par le preneur. Ces stipulations seront applicables à toutes cessions successives.

De ne pouvoir donner son fonds en gérance, se substituer toute personne, prêter les lieux loués, même temporairement, à des tiers.

De ne pouvoir sous-louer et domicilier ni en totalité ni en partie, sans l'accord préalable et écrit du Bailleur.

15 o bis Toutefois , le preneur est d'ores et déjà autorisé à domicilier dans les lieux loués des sociétés du Groupe INTER PARFUMS, à condition de respecter les cinq conditions indivisibles suivantes:

1) Que l'activité exercée par ces sociétés soit la même que celle prévue à la 13 ème condition générale ci-dessus et que le preneur adresse au bailleur une copie des statuts et du Kbis de ces sociétés;

2) Qu'il s'agisse de sociétés du Groupe INTER PARFUMS, dont il détient au moins 30% du capital social;

SCI 4-6 Rond Point des Champs Elysées/ INTER PARFUMS SA 13

3) Que le Président, le Directeur Général ou le gérant de ces sociétés soit un des administrateurs de la société INTER PARFUMS, titulaire du présent bail;

4) Qu'au départ de la société INTER PARFUMS, les locaux, objet du présent bail, soient rendus libres de toute occupation, les lieux formant dans la commune intention des parties un tout indivisible.

En aucun cas, ces domiciliations ne devront créer de lien de droit entre ces sociétés et le bailleur, qui n'aura à leur égard aucune obligation directe.

5) La société INTER PARFUMS restera donc seule responsable vis à vis du bailleur de toute conséquence préjudiciable à celui-ci. Elle garantit la stricte exécution des conditions ci-dessus et s'oblige à faire prendre le même engagement écrit à toute société domiciliée qu'elle aura obligation de faire connaître au bailleur.

16 o Enseignes - Plaques commerciales : aucune plaque, enseigne, store ou installation quelconque intéressant l'aspect extérieur ou l'aspect intérieur de l'immeuble ne pourra être placée sans avoir été au préalable soumise à l'agrément du bailleur qui sollicitera en tant que de besoin les autorisations prévues au règlement de l'immeuble ou à tout autre règlement, cahier des charges ou statuts auquel lui-même sera soumis, étant toutefois précisé que le preneur fera son affaire personnelle des autorisations administratives exigées et du règlement des taxes qui pourraient être exigées de ce fait.

Il ne pourra modifier ou faire modifier ladite façade, sans avoir au préalable soumis les plans au bailleur, et sans que celui-ci ait autorisé la transformation projetée, et ceci sous la surveillance de l'architecte du bailleur, dont les honoraires de vacations seront à la charge du preneur.

17 o Nantissement : Le preneur s'engage, s'il consentait des nantissements sur son fonds de commerce, à en avertir le bailleur, et lui faire connaître les noms et adresses des créanciers nantis dans les quinze jours de la constitution desdits nantissements.

18 o Clause de rigueur : Toutes les charges, clauses et conditions du présent bail sont de rigueur. Toute dérogation du preneur sans autorisation expresse et par écrit du bailleur n'aura d'effet qu'à titre de tolérance, et ne pourra jamais être considérée comme ayant fait novation, ni porter jamais atteinte aux présentes clauses et conditions, dont le bailleur aura toujours le droit d'exiger la stricte exécution.

19 o T.V.A. - Enregistrement - Frais : De payer le droit de bail, les frais de timbre, d'enregistrement, les honoraires afférents au présent bail, aux révisions du loyer et aux renouvellements éventuels du présent bail, et la T.V.A. applicable.

Le bailleur a opté pour le régime de l'assujettissement à la taxe sur la valeur ajoutée, dans le cadre prévu par le décret N o 67-1126 du 22 décembre 1967 complétant la loi du 6 janvier 1966. Le preneur devra payer au bailleur la T.V.A. au taux en vigueur en fonction du montant de son loyer en principal.

20 o Élection de domicile : Pour l'exécution de présentes, le preneur fait élection de domicile dans les lieux loués et le bailleur au domicile du Gérant de l'immeuble. Ces domiciles sont attributifs de juridiction et toutes significations et notifications y seront valablement faites.

Fait en trois exemplaires originaux, dont un pour l'enregistrement

à Paris le

LE PRENEUR (1)	LE BAILLEUR (1)

PJ : Plan des locaux

Barème des honoraires de la société DAUCHEZ ADB au jour des présentes.

(1) Faire précéder la signature de la mention manuscrite << lu et approuvé >> et parapher chaque page.

 non-public area likely to contain Rond-Point des Champs E

weight-bearing structures or pipes.

DAUCHEZ

ADMINISTRATEURS DE BIENS

BAREME d'HONORAIRES

LOCATION (honoraires répartis par moitié entre le propriétaire et le locataire)
Sujet	Assiette	Tarif HT	Tarif TTC
Baux habitation	Loyer net de charge de la 1 ère année	12,00%	14,352%
Par année supplémentaire au-delà de 3 ans		1,00%	1,196%

Parking annexe de l'habitation	FORFAITAIRE	100,00	119,60 euros
LOCATION (honoraires à la charge exclusive du locataire)
Baux habitation meublée	Loyer net de charge de la 1 ère année	10,00%	11,960%
Par année supplémentaire		1,00%	1,196%

Parking isolé	FORFAITAIRE	100,00	119,60 euros
Baux commerciaux	Loyer HT de la 1ère année, ou	30,00%	35,88%
	Loyer HT de la 1ère période triennale	10,00%	11,96%

REDACTION D'ACTES (honoraires répartis par moitié entre le propriétaire et le locataire, sauf meublés à charge exclusive du locataire)
Studio, 2 pièces, 3 pièces	Commission de location TTC	10,45%	12,50%
4 pièces et au dessus		8,36%	10,00%

Parking annexe de l'habitation	FORFAITAIRE	30,00 euros	35,88 euros
REDACTION D'ACTES (honoraires à la charge exclusive du locataire)
Locaux commerciaux	Loyer annuel TTC avec un minimum de 400 euros TTC	1,00%	1,196%
Parking isolé	FORFAITAIRE	30,00 euros	35,88 euros

ETAT DES LIEUX (honoraires répartis par moitié entre le propriétaire et le locataire)
STUDIO	FORFAITAIRE	117,06 euros	140,00 euros
2 PIECES		133,78 euros	160,00 euros
3 PIECES (Double living + 1 ch)		146,32 euros	175,00 euros
4 ou 5 PIECES (Double living + 2 ou 3 ch)		229,93 euros	275,00 euros
6 ou 7 PIECES (Double living + 4 ou 5 ch)		305,18 euros	365,00 euros
ETAT DES LIEUX (honoraires à la charge exclusive du locataire)
Meublés et baux dérogatoires à la loi du 06/07/1989 (Majoration)	Montant forfaitaire TTC des frais d'état des lieux	+ 30,00%

Locaux commerciaux < 100 m 2	FORFAITAIRE	154,68 euros	185,00 euros
Locaux commerciaux entre 100 et 200 m 2		229,93 euros	275,00 euros
Locaux commerciaux > 200 m 2		305,18 euros	365,00 euros

REMBOURSEMENT DE FRAIS DU LOCATAIRE
1 er Rappel Simple	FORFAITAIRE	8,36 euros	10,00 euros
2 nd Rappel Simple		16,72 euros	20,00 euros
Frais d'établissement sur avis de quittancement		1,67 euros	2,00 euros

RENOUVELLEMENT DES BAUX ET AVENANTS (Pour l'habitation, honoraires répartis par moitié entre le propriétaire et le locataire)
Habitation	Loyer net de charge de la 1 ère année	3,00%	3,588%
Commercial	Loyer net de charge HT de la 1 ère année	5,00%	5,980%
Négociation Bail Commercial (majoration)	Loyer net de charge HT de la 1 ère année	3,00%	3,588%

REVISION TRIENNALE POUR LES LOCAUX COMMERCIAUX
Jusqu'à 30500 euros de loyer annuel HT	FORFAITAIRE	260,00 euros	310,96 euros
Au dessus de 30500 euros de loyer annuel HT		460,00 euros	550,16 euros

GESTION LOCATIVE (Honoraires pour la compte du propriétaire bailleur)
Au maximum	Sommes encaissées TTC	8,360%	10%
Au minimum	FORFAITAIRE Annuel	610,00 euros	729,56 euros
Frais Fixes de gestion	Par locataire et par an	20,00 euros	23,92 euros
Déclaration Foncier (minimum)	Chaque déclaration	50,00 euros	59,80 euros
Suivi des travaux exceptionnels	Montant des travaux TTC (suivant mission)	2 à 5%	2,39 à 5,98%

VENTE (Honoraires pour le compte du propriétaire vendeur)
Habitation / Commercial	Prix de vente hors taxe et hors droits	4.18 à 8,36%	5 à 10%

TVA en vigueur au 17 janvier 2005 :19,60%Barème n9 du 17/01/2005